                                                                    Exhibit 99.3

                        TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a list of smoking and health class actions, health care cost recovery actions, cases under the California Business and Professions Code and asbestos contribution actions currently scheduled for trial through 2001 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.


CASE (JURISDICTION)                         TYPE OF ACTION                              TRIAL DATE

Robert A. Falise, et al.                    Asbestos Contribution Action                April 19, 2000
v. The American Tobacco
Company, et al.
(New York)

Blue Cross and Blue Shield of               Health Care Cost Recovery Action            May 22, 2000
New Jersey, Inc., et al. v. Philip
Morris, Incorporated, et al.
(New York)

The People of the State of                  California Business                         June 2, 2000
California, et al. v. Philip                and Professions Code Case
Morris, Inc., et al. (California)

National Asbestos Workers                   Health Care Cost Recovery Action            June 19, 2000
Medical Fund, et al. v. Philip
Morris Incorporated, et al.
(New York)

H.K. Porter v. The American                 Asbestos Contribution Action                September 11, 2000
Tobacco Company, et al.
(New York)

Raymark Industries v. The                   Asbestos Contribution Action                October 2, 2000
American Tobacco Company, et al.
(New York)

In Re Tobacco (West Virginia)               Medical Monitoring Action                   October 2, 2000

Group Health Plan, et al. v.                Health Care Cost Recovery Action            December 1, 2000
Philip Morris, Inc., et al.
(Minnesota)

Republic of the Marshall                    Health Care Cost Recovery Action            January 15, 2001
Islands v. The American
Tobacco Company, et al.
(Marshall Islands)

Scott, et al. v. The American               Smoking and Health Class Action             January 15, 2001
Tobacco Company, et al.
(Louisiana)

Operating Engineers Local 12                Health Care Cost Recovery Action            January 16, 2001
Health and Welfare Trust Fund, et al.
v. American Tobacco, Inc., et al.
(California)



CASE (JURISDICTION)                         TYPE OF ACTION                              TRIAL DATE
Owens Corning v. R.J. Reynolds              Asbestos Contribution Action                February 2001
Tobacco Company
(Mississippi)


Below is a schedule setting forth by month the number of individual smoking and health cases against PM Inc. and, in some cases, the Company that are currently scheduled for trial through the end of the year 2001.


2000                        2001
----                        ----

May (1)                     January (2)

June (1)                    March (2)

July (2)                    May (2)

August (1)                  June (1)

October (4)                 July (1)

November (1)                November (1)



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